Certificate of Incorporation

of

VOLUMETRIC FUND, INC.

under Section 402 of the Business Corporation Law

Filed By:

Office and Post Office Address

Certificate of Incorporation of

VOLUMETRIC FUND, INC.

under Section 402 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

(1) The name of the proposed corporation is

Volumetric Fund, Inc.

(2) The purpose or purposes for which this corporation is formed, are as follows, to wit:
To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law. The corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body.*

To be an open-end, diversified management investment company as defined by the Investment Company Act of 1940.

The corporation, in furtherance of its corporate purposes above set forth, shall have all of the powers enumerated in Section 202 of the Business Corporation Law, subject to any limitations provided in the Business Corporation Law or any other statute of the State of New York.

***If specific consent or approval is required delete this paragraph, insert specific purposes and obtain consent or approval prior to filing.**

(3) *The office of the corporation is to be located in the County of* Rockland *State of New York.*

(4) *The aggregate number of shares which the corporation shall have the authority to issue is*

500,000 shares of $0.01 par value

(5) *The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is*

Mr. Gabriel Gibs
Volumetric Fund, Inc.
87 Violet Drive
Pearl River, New York 10965

The undersigned incorporator, or each of them if there are more than one, is of the age of eighteen years or over.

IN WITNESS WHEREOF, *this certificate has been subscribed this* 25th *day of* July *19*86 *by the undersigned who affirm(s) that the statements made herein are true under the penalties of perjury.*

Gabriel J. Gibs
Type name of incorporator

[signature]
Signature

87 Violet Drive, Pearl River, NY 10965
Address

Irene J. Zawitkowski
Type name of incorporator

Irene J. Zawitkowski
Signature

647 Athlone Terrace, River Vale, NJ 07675
Address

Frank J. Wuertz
Type name of incorporator

Frank J. Wuertz
Signature

510 Marion Lane, Paramus, NJ 07652
Address